UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 24, 2006
(Date of Report/Date of earliest event reported)
PHELPS DODGE CORPORATION
(Exact name of registrant as specified in its charter)

NEW YORK (State or other jurisdiction of incorporation)	001-00082 (Commission File Number)	13-1808503 (IRS Employer Identification No.)
One North Central Avenue
Phoenix, Arizona 85004-4414
(Address and zip code of principal executive offices)
(602) 366-8100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On June 25, 2006, Phelps Dodge Corporation (the “Corporation”) entered into a definitive agreement with Inco Limited (“Inco”) pursuant to which a Canadian wholly-owned subsidiary of the Corporation will combine with Inco pursuant to a plan of arrangement under the laws of Canada. In connection with the proposed transaction, on June 24, 2006 the Corporation and each of its named executive officers entered into certain amendments (the “Amendments”) to the respective Change of Control Agreements, Stock Option Agreements and Restricted Stock Award Agreements (the “Agreements”) applicable to each such named executive officer. The Amendments eliminate or reduce certain benefits and protections to which the named executive officers would otherwise be entitled upon a consummation of the transaction, which will constitute a “Change of Control” (as defined in each Agreement) for purpose of the Agreements.
     Specifically, the Amendments provide for elimination of (i) a named executive officer’s right under his Change of Control Agreement to terminate employment for any reason during a 30-day window period following the first anniversary of a Change of Control and receive full benefits under the agreement and (ii) accelerated vesting of otherwise unexercisable options (for a 30-day period) and unvested restricted shares upon a Change of Control. Consistent with the terms currently applicable to each executive’s options, the Amendments provide that unvested restricted shares will become fully-vested upon the executive’s termination of employment without “Cause” or for “Good Reason” within two years following a Change of Control (as such terms are defined for purposes of the applicable Stock Option Agreements, as amended). The Amendments also limit the definition of “Good Reason” included in the Agreements to certain of the events that previously constituted Good Reason, including a reduction of the executive’s target bonus opportunity from his or her target bonus opportunity immediately prior to a Change of Control.
     As currently in effect, the Agreements do not extend accelerated vesting to any options or restricted shares granted within six months of a Change of Control. In consideration of these above described modifications, this limitation has been eliminated.
     Arthur R. Miele, who has announced his intention to retire, has agreed that consummation of the transaction will not be deemed a Change of Control for purpose of his Change of Control Agreement.
     Effectiveness of the Amendments is subject to the consummation of the transaction. The Amendments will not apply with respect to any other transaction (including, without limitation, any transaction occurring subsequent to the consummation of the transaction).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHELPS DODGE CORPORATION
(Registrant)

By:	/s/ S. David Colton

	Name:	S. David Colton
	Title:	Senior Vice President and
General Counsel

Date: June 29, 2006

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